POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes, and appoints each of Howard A. Friedman, Theresa R. Shea and Lindsey M. Stillwell, or either of them acting individually, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), or any rule or regulation of the SEC; (2) serve as an Account Administrator for the undersigned’s account in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”); (3) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Utz Brands, Inc., a Delaware corporation (the “Company”), Schedules 13G and 13D, Forms 3, 4, and 5, and Forms 144, each including amendments thereto, in accordance with Sections 13 and 16(a) of the Exchange Act and the rules and regulations thereunder and Rule 144, respectively; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13G and 13D, Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act or Rule 144. This Power of Attorney shall remain in full force and effect until the earlier of it being (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of April, 2025. /s/ William J. Kelley, Jr. Signature William J. Kelley, Jr. Printed Name State/Commonwealth of Illinois County of Cook On this the 2nd day of April, 2025, before me, Jalisia Robinson, the undersigned Notary Public, personally appeared William James Kelley to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same for the purposes therein stated. WITNESS my hand and official seal. /s/ Jalisia Robinson [OFFICIAL SEAL] [NOTARY PUBLIC – STATE OF ILLINOIS] My Commission Expires: Apr. 30, 2025